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                         INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in this Post-Effective amendment No. 4 to Registration Statement File No. 333-4578 of Cafeteria Operators, L.P. on Form S-3 to Form S-1 of our report dated March 28, 1996, appearing in the Annual Report on Form 10-K of Cafeteria Operators, L.P. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                       /s/  DELOITTE & TOUCHE LLP
                                       ---------------------------------------
                                       DELOITTE & TOUCHE LLP


Dallas, Texas

September 29, 1998